EXHIBIT 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                        FOR JULY OF SEVEN CENTS PER UNIT

                Includes Mortgage Proceeds of Four Cents Per Unit



                           ---------------------------


     ROCKVILLE, MD, July 22, 2003 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for July 2003 in the amount of seven cents per unit. Holders of record on July 31, 2003, will receive this amount as part of the third quarter distribution which will be paid on November 3, 2003.

The July distribution of 7 cents per unit includes the following:

-    3 cents per unit regular cash flow; and

- 4 cents per unit mortgage proceeds due to the prepayment of the mortgage on Ashley Oaks Apartments.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.